Granite Point Mortgage Trust Inc. Appoints Sheila K. McGrath
to the Board of Directors

NEW YORK, January 9, 2023 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) (“GPMT,” “Granite Point” or the “Company”) today announced that it has appointed Sheila K. McGrath as an independent member of its Board of Directors. With the addition of Ms. McGrath, the Granite Point Board comprises six directors, five of whom are independent.

“Sheila is a highly respected and experienced REIT industry veteran, and we are pleased to welcome her to the Granite Point Board," said Stephen Kasnet, Chairman of the Granite Point Board of Directors. "Sheila brings significant financial acumen and more than 25 years of experience as one of the preeminent specialists covering Real Estate Investment Trusts. We look forward to benefiting from her valuable perspectives and insights as Granite Point executes on its disciplined investment and portfolio management approach to enhance stockholder value over the long-term."

"Granite Point has a strong foundation with an excellent and cycle-tested management team and a diverse and resilient investment portfolio," said Ms. McGrath. "I am excited to join this talented Board and look forward to leveraging my experience and expertise to contribute to the Company’s success."

Ms. McGrath currently serves as a Principal at her consulting firm, Grayton Advisory, and has more than 25 years of experience covering REITs as an equity analyst. Ms. McGrath spent 10 years as a Senior Managing Director at Evercore ISI covering equity REITs and real estate operating companies. Prior to joining Evercore, Ms. McGrath was Sector Head for REIT research at Keefe, Bruyette & Woods where she was a member of the Research Review Committee and the Leadership Committee for the firm. Ms. McGrath is an active member of the National Association of Real Estate Investment Trusts (NAREIT), including roles on the Advisory Board of Governors and Real Estate Investment Advisory Council (REIAC). She also serves on and was a founding member of the Board of Rutgers Business School’s Center for Women in Business (CWIB). Ms. McGrath received her B.A. in Economics from Lafayette College and her M.B.A. in Finance from Rutgers University.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating-rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY. Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic, including the ultimate impact of COVID-19 on our business, financial performance and operating results. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued and evolving impact of the COVID-19 pandemic.

Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.